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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Local Financial Corporation:


We consent to the incorporation by reference in the registration statement
(No. 333-59116) on Form S-8 of Local Financial Corporation of our report dated January 31, 2003, with respect to the consolidated statements of financial condition of Local Financial Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of Local Financial Corporation. Our report refers to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002 and the early adoption of SFAS No. 145, Recision of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections, effective December 31, 2002.

                                     KPMG LLP

Oklahoma City, Oklahoma
March 17, 2003